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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 12, 1999 accompanying the consolidated financial statements of CB Bancshares, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference in the Registration Statement of CB Bancshares, Inc. and Subsidiaries on Form S-8 (File No. 333-81279, effective June 22, 1999, and File No. 333-64437, effective September 28, 1998).



Grant Thornton LLP
Honolulu, Hawaii
March 15, 2000